EXHIBIT 99.1

Sun Country Airlines Holdings, Inc. Announces Launch of Secondary Public Offering of Common Stock and Concurrent Share Repurchase

MINNEAPOLIS, February 15, 2023/PRNewswire/ - - Sun Country Airlines Holdings, Inc. (NASDAQ: SNCY) (“Sun Country Airlines”) today announced the commencement of a proposed secondary public offering of 5,250,000 shares of its common stock by an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholder”).

The underwriter will have a 30-day option to purchase up to an additional 787,500 shares of common stock from the Selling Stockholder. Sun Country Airlines is not selling any shares and will not receive any proceeds from the proposed offering.

In addition, Sun Country Airlines has authorized the purchase from the underwriter of up to 750,000 shares of common stock that are the subject of the proposed offering at a price per share equal to the price at which the underwriter will purchase the shares from the Selling Stockholder in the proposed offering, subject to a maximum aggregate repurchase price of $15 million (the “Concurrent Share Repurchase”). The Concurrent Share Repurchase would be made pursuant to Sun Country Airlines’ previously announced $50 million stock repurchase program and reduce remaining availability under the stock repurchase program. Sun Country Airlines plans to fund the Concurrent Share Repurchase from existing cash on hand.

Barclays is acting as sole bookrunner and underwriter for the proposed offering. The underwriter for the offering may offer the shares of common stock for sale from time to time directly or through agents, or through brokers in one or more brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The offering will be made only by means of a preliminary prospectus supplement and accompanying base prospectus related to the offering, copies of which, when available, may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 888-603-5847, or by email at Barclaysprospectus@broadridge.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the offering of the common stock was filed with the U.S. Securities and Exchange Commission and is effective.

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR”) passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

Forward-Looking Statements

This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements include statements regarding the proposed public offering, the Concurrent Share Repurchase and other statements identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding the expected timing, size, and completion of the proposed offering and the grant to the underwriter of the option to purchase additional shares, are forward-looking statements.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and other factors included or incorporated by reference under “Risk Factors” in the preliminary prospectus supplement on Form 424(b)(3) and the accompanying base prospectus, including those included in Sun Country Airlines’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Media

Wendy Burt

651-900-8400

mediarelations@suncountry.com

2